Exhibit 10.10
LEASE AGREEMENT
     THIS LEASE AGREEMENT (the “Lease”) is made as of this 14th day of May, 1998, between HGL PROPERTIES L.P. LTD., a Florida limited partnership (the “Landlord”), with its place of business at 6602 Executive Park Court North, Suite 207, Jacksonville, Florida 32216, and ALLIANCE MORTGAGE COMPANY, a Florida corporation (the “Tenant”), with its principal place of business at 4500 Salisbury Road, Jacksonville, Florida 32216.
W I T N E S S E T H:
     The Landlord hereby leases and rents unto the Tenant and the Tenant hereby hires and takes from the Landlord the “Leased Premises” (as defined below), to wit:
     The building designated as the Alliance Mortgage Building, which shall contain 58,000 square feet, as depicted on Exhibit A attached hereto (the “Leased Premises”) and located in Jacksonville, Florida on the real property more particularly described on Exhibit B attached hereto (the “Property”), said Property and any other building, improvements and facilities located upon the Property. The Property is located in Cypress Point Business Park at Cypress Plaza (the “Park”).
     1. Term. Upon the terms and conditions hereof, Tenant agrees to lease and hold the Leased Premises from Landlord and Landlord agrees to lease the Leased Premises to Tenant for a term of 84 months beginning on the “Commencement Date” (as defined in Paragraph 5 below).
     2. Rents.
          (a) Base Rent. Beginning on February 15, 1999, Tenant shall pay the monthly base rent set forth on the Addendum attached hereto together with any additional monthly base rent resulting from Tenant’s exercise of Paragraph 27 hereof (the “Base Rent”). Such rent shall be paid in lawful money of the United States monthly, in advance and without notice, set off, deduction or demand, to Landlord at 6602 Executive Park Court North, Suite 207, Jacksonville, Florida 32216.
          (b) Additional Rent and Late Charges. Any and all amounts required to be paid by Tenant hereunder except Base Rent and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be deemed to be additional rent payable as rent reserved hereunder (the “Additional Rent”).
          In order to defray the additional expenses involved in collecting and handling delinquent payments, Tenant shall pay on demand in addition to any Base Rent or Additional Rent due hereunder a late charge equal to the greater of five percent (5%) of me base monthly rent or Fifty and No/00 Dollars ($50.00) when any installment of rent is past due more than fifteen (15) days after the due date thereof. Tenant acknowledges that this charge is made to compensate Landlord for additional costs incurred by Landlord as a result of Tenant’s failure to pay when due, and is not a payment for extension of the rent due date. The failure of Landlord to insist upon the payment of late charges, whether isolated or repeated, shall not be deemed a waiver of Landlord’s right to collect such charge for any future delinquencies.
          In the event that this Lease either commences or terminates on a day other than the first or last day of a month, then Tenant shall pay, in advance, Base Rent for the pro rata portion of said partial month.
          (c) Building Operating Costs. Tenant shall obtain all services for the Leased Premises (which shall include the parking area adjacent to the building) and pay the costs directly to the providers thereof including sewer, water, electricity, telecommunications, janitorial, waste disposal, security, pest control and any other services it may desire for the Leased Premises (such as food service). Tenant shall also pay the ad valorem taxes on its personal property and the Leased Premises and the insurance provided for in paragraph 19(b) hereof. Landlord shall cooperate with Tenant in having the ad valorem taxes on the Leased Premises assessed directly to Tenant and, if requested by Tenant, provide at Tenant’s cost landscape and parking lot maintenance. Tenant’s landscaping and parking lot maintenance should be performed by contractor’s selected by Landlord and reasonably approved by Tenant. If Landlord is required to escrow ad valorem taxes with its Lender, Tenant shall either escrow such taxes monthly or post satisfactory security with the Lender to meet such obligation.
          (d) Park Operating Costs. The Leased Premises is located within Cypress Plaza, a park which also includes land and buildings not owned by Landlord. There is a master property owners’ association for all of Cypress Plaza (the “Master Association”) which has the right to assess all property owners within that park which includes the Park. Landlord as owner of the Park is obligated to pay assessments to the Master Association. Landlord may also incur expenses to maintain the common areas of the Park. Such costs and Landlord’s assessments for the Master Association and Landlord expenses to maintain the Park, if any, shall be the Operating Expenses for the Park. The Landlord shall not include any overhead expenses in the Operating Expenses for the Park. Tenant shall pay monthly an amount equal to 17.64% of the total Operating Expenses for the Park. During the first year of this Lease the Tenant’s monthly payment for operating expenses will be based on the estimates included in the Addendum attached hereto. In subsequent years, Tenant’s monthly payment for operating expenses will equal 1/12 of Tenant’s pro rata share of projected annual operating expenses reasonably estimated by Landlord. Landlord shall furnish Tenant annually prior to April 30 a detailed statement of the actual Operating Expenses for the previous calendar year. If actual Operating Expenses exceed estimated operating expenses, Tenant shall reimburse Landlord for the difference between Tenant’s estimated and actual pro rata share within thirty (30) days after delivery of the statement. If actual Operating Expenses are less than estimated operating expenses, Landlord shall reimburse Tenant for the difference between Tenant’s estimated and actual pro rata share within thirty (30) days after delivery of the statement.

     3. Options to Renew.
     Landlord hereby grants to Tenant three (3) options to renew this Lease each for an additional five (5) year term provided Tenant is not then in default under this Lease and Tenant gives written notice to Landlord not less than one hundred twenty (120) days prior to the expiration of the original or then existing renewal term of this Lease. Monthly Base Rent shall be increased for the first year of the initial renewal term by two percent (2.0%) over the Monthly Base Rent charged (not including abatements in rent for reason other than a permanent taking by way of condemnation or deed in lieu thereof) in the final year of the original Term of this Lease and by two percent (2.0%) per annum over the immediately preceding lease year for each of the second and third years of the renewal term. The Monthly Base Rent shall be increased for the fourth and fifth years of the initial renewal term by three percent (3.0%) per annum over the immediately preceding lease year. Monthly Base Rent for the first year of the second and third renewal terms will be ninety percent (90%) of the then prevailing market rate for similar properties but not more than one hundred five percent (105%) of the immediately preceding lease year (not including abatements in rent for reason other than a permanent taking by way of condemnation or deed in lieu thereof). The monthly Base Rent will be increased for the second through fifth years of the renewal terms by two and one-half (2 1/2%) per annum over the immediately preceding lease year. All other terms and conditions of this Lease will remain in full force and effect during the renewal term other than the requirement that Landlord provide Leasehold Improvements to the Premises as of the Commencement Date. Landlord will provide Tenant with a $l75,000 decorating allowance upon commencement of the first renewal term.
     4. Use and Possession.
          (a) Use. It is understood that the Leased Premises are to be used for general office, non-freestanding restaurant and commercial bank use only and no other use is permitted without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without qualifying the generality of the foregoing, it is specifically understood that no retail use of the Leased Premises other than a bank and a restaurant shall be permitted except as specifically permitted by this Lease, and no hazardous substances, toxic wastes, asbestos, or petroleum products will be stored or brought into the Leased Premises except those necessary for the customary maintenance of the Leased Premises provided same are used, stored and disposed of in accordance with all applicable laws, rules, ordinances and regulations.
          (b) Possession. The Landlord agrees to use its reasonable best efforts to have the Leased Premises (both Base Building and Leasehold Improvements) completed in accordance with the plans and specifications to be prepared by The Stellar Group and approved by Landlord and Tenant and ready for possession on or before January 15, 1999. If Landlord is unable to give possession of the Leased Premises on January 15, 1999 for any reason unless the same shall directly result from Tenant’s failure to meet the schedule attached hereto as Exhibit C or to other causes attributable solely to the Tenant or because of an event of force majeure (as defined in Paragraph 39) and as a direct result of Landlord’s failure to give possession Tenant is unable to complete its relocation to the Leased Premises prior to the Commencement Date, an abatement of the rent to be paid hereunder, for the period of time Landlord is unable to give possession and Tenant is unable to fully relocate, shall be allowed Tenant and the term of this Lease shall be extended beyond the agreed expiration date by the number of days possession was delayed. From February 1, 1999, until such time as Tenant has completed its relocation to the Leased Premises, Landlord shall pay to Tenant a late penalty equal to $1,360 per day. The late penalty and abatement of rent shall be the full extent of Landlord’s liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Leased Premises.
          (c) Expiration of Term. At the expiration of the term hereof, Tenant shall deliver up the Leased Premises in good repair and condition, ordinary wear and tear and damage resulting from insured casualty only excepted.
     5. Acceptance of Premises and Construction of Leasehold Improvements. Landlord shall complete the base building in accordance with the Specifications of Exhibit D attached hereto (the “Base Building”). Landlord shall construct additional improvements (the “Leasehold Improvements”) to the Leased Premises, in accordance with the plans and specifications to be prepared by The Stellar Group and delivered to Landlord by Tenant, and shall deliver possession of the Leased Premises to Tenant on or before January 15, 1999 in order that Tenant may complete its move into the Leased Premises prior to February 1, 1999 (the “Commencement Date”). The Leased Premises shall be delivered free of any liens which would interfere with Tenant’s use of the Property and free of any Hazardous Substances (as hereinafter defined). The cost for the Leasehold Improvements and any modification thereto shall be set forth in separate writings signed by Landlord and Tenant. Landlord shall pay $996,000.00 of the cost of Leasehold Improvements including signage as described in Paragraph 9 of this lease, but Tenant shall be responsible for costs in excess of this amount. Upon Tenant accepting possession of the Leased Premises after construction of the Leasehold Improvements, Tenant shall be deemed to have accepted the Leased Premises in its then “as is” condition subject to Landlord completing as soon as practicable all punch list items.
     6. Sales and Use Tax. Any sales, use or other tax, excluding State and/or Federal Income Taxes imposed on Landlord, now or hereafter imposed on any payments required to be made under this Lease by the United States of America, the State, or any political subdivision thereof, shall be paid monthly or annually as required as Additional Rent by the Tenant notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on the Landlord. Landlord hereby places Tenant on notice that the State of Florida currently imposes sales tax on the Base Rent and Additional Rent due under this Lease from Tenant at the rate of six and one half per cent (6.5%), which tax is to be paid to Landlord as and when said payments of Base Rent and Additional Rent are made; provided in no event shall Landlord be entitled to double reimbursement for sales or use taxes.
     7. Notices. For the purpose of notice or demand, the respective parties shall be served in writing either by personal delivery, by guaranteed overnight delivery service or by certified mail, return receipt requested, postage prepaid, addressed to the Landlord as shown on

Page 1 hereof or to the Tenant at 4500 Salisbury Road, Jacksonville, Florida 32216 prior to its occupancy of the Leased Premises. Thereafter the Tenant’s address shall be the Leased Premises. Notice given by personal delivery or guaranteed overnight delivery shall be deemed received when receipt is acknowledged or delivery refused by the intended recipient, or on the third (3rd) business day following depositing of same in the U.S. Mail.
     8. Ordinances and Regulations. The Tenant, at its sole expense, hereby covenants and agrees that its use of the Leased Premises shall comply with all the rules and regulations of the Board of Fire Underwriters and Officers or Boards of the City, County or State having jurisdiction over the Leased Premises, and with all ordinances, regulations and governmental authorities wherein the Leased Premises are located. Tenant shall not engage in any activity or inactivity which would constitute a nuisance. Tenant acknowledges that Landlord, its agents, representatives, and governmental authorities, including, without limitation, Fire Marshals or Health Inspectors, may inspect the Leased Premises at any reasonable time during normal business hours for compliance with such rules and regulations and, in the event that Tenant is deemed to be in non-compliance with this Paragraph 8 or any governmental rules, regulations or ordinances, then Tenant shall promptly remedy such non-compliance, paying all costs, expenses, fees or fines associated therewith and, in the event Tenant does not promptly remedy such noncompliance, then Landlord may, but is under no obligation to, remedy the same and recover all expenses relating thereto from Tenant.
     9. Signage. The Tenant will not place any signs or other advertising matter or materials except those included in the plans and specifications on the exterior of the Leased Premises without the prior written consent of the Landlord. Landlord may adopt and construct signage for the Park, in which event the costs and expenses associated therewith shall be included in the Park Operating Costs. Landlord may include an appropriate sign for Tenant on such signage which shall be approved by Tenant.
     10. Utilities and Maintenance.
          (a) Utilities. Tenant shall obtain and pay the cost of water, gas, electricity, fuel, light, heat, power and all other utilities or services furnished to the Leased Premises or used by Tenant in conjunction therewith and all charges for trash collection services or other sanitary services rendered to the Leased Premises or used by Tenant in connection therewith. In no event shall Landlord be liable for any interruption or failure in the supply of any such utilities to the Leased Premises unless such interruption is due solely to the willful act or negligence of Landlord.
          (b) Tenant’s Obligations of Maintenance, Repair and Replacement. Subject to the provisions of Paragraphs 14 and 19 hereof, Tenant shall, at Tenant’s sole cost and expense, keep the Leased Premises and every part thereof in its presently existing condition excepting only ordinary wear and tear, and in good condition and repair except as hereinafter provided with respect to Landlord’s obligations. Tenant’s obligations shall include, without limitation, the maintenance and repair of any doors, window casements, window panes, glazing, plumbing, pipes, electrical wiring and conduits, and the heating and air conditioning system servicing the Leased Premises. Tenant shall obtain a service contract in form and substance acceptable to Landlord for the repair and maintenance of the heating and air conditioning system serving the Leased Premises. A duplicate copy of such contract and any amendments or renewals thereof shall be delivered to Landlord within fifteen (15) days after Tenant first obtains such contract, renewal or amendment. Tenant’s obligations shall further include the replacement of (1) doors, window casements, window panes, glazing and (2) plumbing, pipes, electrical wiring and conduits which are related to tenant improvements but not those which are part of the base building. The cost of all repairs and replacements to the Leased Premises caused by the act, omission or negligence of Landlord, its agents, employees or contractors, shall be at Landlord’s sole cost and expense. If the Tenant refuses to properly carry out any maintenance or repair required pursuant to this Paragraph 10 to the reasonable satisfaction of Landlord, Landlord may, but shall not be obligated to, upon fifteen (15) days’ prior written notice to Tenant (except in the case of emergency) perform such maintenance or repair without being liable for any loss or damage that may result to Tenant’s merchandise, fixtures or other property and Tenant shall pay to the Landlord upon demand the Landlord’s costs relating to any such maintenance or repair. The Tenant agrees that the making of any maintenance, repair or replacement by the Landlord pursuant to this Paragraph 10 is not a reentry or a breach of any covenant for quiet enjoyment contained in this Lease.
          (c) Landlord’s Obligations of Maintenance, Repair and Replacement. Subject to the conditions set forth herein and the provisions of Paragraph 14 hereof and notwithstanding the preceding Paragraph 10(b), Landlord shall repair and maintain only the roof, foundation and loadbearing walls of the Leased Premises, exterior wall assemblies, exterior weather walls, subfloor, structural columns and beams, and underground utility, sewer pipes, water lines, electric service to the Leased Premises (but only to the extent such is not required to be maintained by a third party), plumbing, pipes, electrical wiring and conduits which are part of the Base Building, HVAC ductwork and replacement of air handlers and compressors, unless such maintenance and repair are caused in part or in whole by breaking or entering or the act, omission or negligence of Tenant, its agents, employees or contractors, in which event the maintenance, repair or replacement shall be paid by Tenant. None of such persons shall be permitted upon the roof of the Leased Premises or other buildings on the Property for any reason without the Landlord’s prior written consent except in the case of an emergency or unless access is required by Tenant to repair or maintain a system installed by Tenant or on Tenant’s behalf on the roof provided prior notice is given to Landlord, said repair does not involve disturbing a roof penetration already made or installing a new roof penetration and said repair can be undertaken and completed without damaging the roof. Tenant hereby agrees to indemnify Landlord for all damages suffered by Landlord as a result of Tenant’s use of the roof access rights granted hereby and Landlord will have no obligations with respect to maintenance or repair of the roof if Tenant, its agents, servants, employees or invitees enter upon the roof of the Leased Premises without prior written consent when required by an emergency regardless of whether such entry caused or necessitated the need for such repair or maintenance. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. In the event Tenant fails to notify Landlord in accordance herewith of any defective condition actually known to Tenant which Landlord is required to repair hereunder and if Landlord does not have actual notice of the condition, Tenant shall be responsible to Landlord for any extraordinary costs and expenses, as well as damages and liabilities incurred by Landlord which are proximately caused by Tenant’s failure to so notify Landlord. Except in the case of Landlord’s negligence, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements in or to any portion of the Leased Premises or the Property or in or to fixtures, appurtenances and equipment therein. Tenant may make repairs at Landlord’s expense if Landlord fails to make any repairs required to be made by Landlord within ten (10) days after written notice from Tenant. Except for the repair, maintenance and replacement obligations of the Landlord relating to the foundation, load bearing walls, exterior wall assemblies or a weather wall, sub-flooring, structural and columns and beams Landlord shall be entitled to reimbursement for repair, maintenance and replacement made by Landlord unless such expenses would be capitalized over a period of greater than 5 years under GAAP, this Lease otherwise constituting a “triple net” lease as between Tenant and Landlord.
     11. Alterations. Tenant shall not make additions, alterations, changes or improvements in or to any structural components or the exterior of the Leased Premises or which reduce the value of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event that Landlord consents to such additions, alterations, changes or improvements, then all additions, alterations, changes or improvements shall be constructed at Tenant’s sole expense and shall, upon completion thereof, become the property of Landlord; provided, however, Landlord may, at its option, require Tenant, at Tenant’s sole cost and expense, to remove any such additions, alterations, changes or improvements at the expiration or sooner termination of this Lease, and to repair any damages to the Leased Premises caused by such removal provided Landlord has informed Tenant of such requirement at the time of Landlord’s approval. Tenant hereby agrees to indemnify and defend Landlord against, and shall keep the Leased Premises, Property and Park free from all mechanics’ liens and other such liens arising from any work performed, material furnished, or obligations incurred by Tenant or at the direction of Tenant in connection with the Leased Premises, and agrees to obtain the discharge of any lien which attaches as a result of such work immediately after such lien attaches or payment for the labor or material is due. Notice is hereby given to all Tenant’s contractors, subcontractors, materialmen or suppliers that Landlord is not liable for any labor or materials furnished to Tenant on credit and no mechanics’ or other liens shall attach to or affect Landlord’s interest in the Leased Premises, Property or Park as a result thereof.
     12. Quiet Enjoyment. The Landlord covenants and agrees that Tenant, upon paying the rent and performing the covenants herein required, shall and may peaceably and quietly hold and enjoy the Leased Premises for the term aforesaid subject, nevertheless, to the terms of this Lease and to any mortgages, leases, agreements and encumbrances to which this Lease is or may be made subordinate. Tenant agrees to occupy and use the Leased Premises in such a manner so as to not disturb the quiet enjoyment of any other part of the Project or Park by the other owners and tenants thereof.
     13. Landlord’s Right to Inspect and Enter. The Landlord shall have the right upon twelve (12) hours’ advance notice (which may be oral and may be given to a representative of Tenant at the Leased Premises), during normal business hours during the term of this Lease (or at any time in the event of an emergency), to enter the Leased Premises for the purpose of examining or inspecting same and of making such repairs or alterations therein as the Landlord shall deem necessary, and may, at any time within six (6) months immediately preceding the expiration of the specified term show the Leased Premises to others for the purpose of rental or at any time show the Leased Premises, Property and Park to a prospective purchaser and may affix to suitable parts of the Leased Premises, Property and Park a notice of Landlord’s intention to lease or sell same.
     14. Fire or Casualty. If the Leased Premises are damaged by fire or other casualty, Landlord will, subject to the provisions of any Subordination, Non-disturbance and Attornment Agreement entered into pursuant to this Lease, Exhibit E attached hereto, promptly repair the damage and restore the following portions of the Leased Premises to their condition existing immediately prior to the occurrence of the casualty: the roof, loadbearing walls, foundation, utility infrastructure originally provided by Landlord, exterior wall assemblies, exterior weather walls, subfloor, structural columns and beams, and the Leasehold Improvements made by Landlord pursuant to Paragraph 4 of this Lease. If the reasonable time for completing any such restoration or repair is longer than 180 days, Tenant shall have the option to terminate this Lease by giving notice of termination to the other party, which notice shall be given within thirty (30) days after the date of the casualty or given by Tenant within thirty (30) days after notice from Landlord that restoration will take longer than one hundred eighty (180) days. In the event Landlord repairs and restores those portions of the Leased Premises which it is required to repair or restore pursuant to this Paragraph 14, Tenant shall promptly make, at its sole cost and expense, all other repairs and replacements to the Leased Premises which are required to restore the Leased Premises to substantially the same condition existing immediately prior to such casualty. Notwithstanding anything to the contrary herein, if the damage or destruction to the Leased Premises occurs within two and one-half (2 1/2) years of the expiration of the then existing term of the Lease or if the damage or destruction to the Leased Premises is so substantial that it has destroyed the Leased Premises to the extent of fifty per cent (50%) or more of the replacement cost of the Leased Premises, Tenant may either exercise any existing option to extend, in which event, Landlord shall rebuild, or either Landlord or Tenant shall have the option to terminate the Lease by giving written notice to the other within thirty (30) days after the date of the casualty. The Base Rent shall abate from the date of the casualty in proportion to the impairment of the use that Tenant can reasonably make of the Leased Premises are restored so they can be occupied by Tenant or until the Lease is terminated in accordance with this Paragraph 14. The Landlord shall not be liable, regardless of cause, for any inconvenience or interruption of the business of the Tenant occasioned by fire or other casualty. Notwithstanding anything to the contrary in this Lease, Landlord shall have no obligation to insure the Leased Premises, or any portions thereof or any contents, property or other items located therein, either presently or in the future.
     15. Condemnation. If the Leased Premises or Building is taken by eminent domain or condemnation or voluntarily transferred to such authority under the threat thereof, Landlord may, at its sole option, terminate the Lease by giving written notice to Tenant within forty five (45) days after notice of taking, which termination shall be effective on the date of taking. If a portion of the Leased Premises is taken and if by reason of such taking, Tenant’s operation on or access to the Leased Premises is materially impaired, Tenant shall have the option to terminate this Lease by giving written notice to Landlord within forty five (45) days after notice of taking. After such taking and as of such date, the rent will be adjusted in proportion to the impairment of the use that Tenant can reasonably make of the balance of the Leased Premises. If the Leased Premises are damaged or if access to the Leased Premises is impaired by reason of such taking and neither Landlord nor Tenant elects to terminate this Lease as provided herein, Landlord will promptly rebuild or repair the damage to the extent possible within the limitations of the available condemnation award. Tenant hereby waives any and all rights it may have in all condemnation awards including, without limitation, loss of or damage to its leasehold estate, and hereby assigns said claims to Landlord except such awards as are separately and specifically awarded to Tenant for its separate personal property, moving expenses and business damages.
     16. Assignment and Sublease. Tenant may assign its interest in the Lease or sublet all or any portion of the Leased Premises at any time to any party without Landlord’s consent, but such assignment or subletting shall not relieve Tenant of its obligations hereunder. Tenant may assign this Lease and shall be relieved of liability hereunder which accrues subsequent to the assignment if the assignee assumes the obligations herein, has a favorable business reputation and has a GAAP net worth equal to or greater than the Tenant immediately preceding the transfer. Tenant agrees to obtain from a proposed assignee all information reasonably required by Landlord to make said determination. Tenant may not otherwise transfer, hypothecate, mortgage or pledge its interest in the Lease without Landlord’s prior written consent which may be arbitrarily withheld.
     17. Holdover. Any holding over by the Tenant after the expiration of this Lease shall be construed as a tenancy at sufferance (unless such occupancy is with the written consent of the Landlord) in which event the Tenant will be a tenant from month to month, upon the same terms and conditions of this Lease, except at a Base Rent for such holdover period of 125% of the Base Rent rate in effect for the month preceding such holdover. Acceptance by the Landlord of rent after such termination shall not constitute a renewal.
     18. Subordination. This Lease shall be subject and subordinated at all times to the terms of any and all ground or underlying leases which may be executed affecting the Leased Premises, Property or the Park and to the liens of any and all mortgages or deeds of trust in any amount or amounts whatsoever, whether now existing or hereafter created, encumbering all or any combination of the Leased Premises, the Property or the Park without the necessity of having further instruments executed by the Tenant to effect such subordination. In furtherance thereof, Tenant acknowledges that Landlord shall not have the authority, without first obtaining the written consent of any mortgagee, to consent to the cancellation or surrender of this lease, or accept prepayment of rents, issues or profits under the lease, other than as provided for in this Lease, nor to modify this Lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option, and any such purported assignment, cancellation, surrender, prepayment or modification made without the written consent of the mortgagee shall be void as against the mortgagee. Notwithstanding the foregoing, Tenant and Landlord and all Lenders or Lessors shall have executed the Subordination, Nondisturbance and Attornment Agreement attached hereto as Exhibit C as a condition precedent to the foregoing subordination. Landlord and Tenant agree to execute such further instruments, evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any and all such mortgages or deeds of trust as may be reasonably requested by the other party. If Tenant shall fail to execute and deliver such instruments within fifteen (15) days of Landlord’s request, Landlord is hereby granted power of attorney to execute such instruments in the name of Tenant as the act and deed of Tenant, and this authorization is hereby declared to be coupled with an interest and is irrevocable during the term of this Lease. In the event of termination, for any reason whatsoever, of any underlying lease, or if the Leased Premises, Property or Park is sold to a purchaser, or any mortgage holder or holder of deed of trust succeeds to ownership of the Leased Premises, Property or Park by reason of a foreclosure, deed in lieu of foreclosure or otherwise, then Tenant shall, at such successor’s request, be and become the tenant of such underlying landlord, purchaser, mortgagee or holder of deed of trust and shall attorn to same under this Lease.
     19. Indemnity, Waiver and Insurance.
          (a) i) Tenant’s Indemnity. Tenant will indemnify, defend and save Landlord, its employees, agents and contractors, harmless from and against any and all actions, damages, liability and expenses in connection with the loss of life, personal injury, property damage, or loss or damage of whatever nature, to third parties caused by or resulting from, or claimed to have been caused by or to have resulted from, wholly or in part, any act, omission or negligence of Tenant or anyone claiming under Tenant (including, but without limitation, Tenant’s subtenants, concessionaires, agents, employees, servants and contractors). This indemnity, defense and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceedings brought thereon or the defense thereof including, without limitation, court costs and reasonable attorneys fees. If Tenant or anyone claiming under Tenant or the whole or any part of the property of Tenant shall be injured, lost or damaged by theft, fire, water or steam or in any other way or manner whether similar or dissimilar to the foregoing, no part of said injury, loss or damage is to be borne by the Landlord or its agents. Tenant agrees that Landlord shall not be liable to Tenant or anyone claiming under Tenant for any injury, loss, or damage that may be caused by or result from the act, omission, default or negligence of any persons occupying adjoining premises or any other part of the Property or Park. In case the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, the Tenant shall protect, indemnify, and defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’

fees incurred or paid by Landlord in connection with such litigation. Landlord agrees to give Tenant timely notice of any claims for which indemnity will be sought. The obligations set forth in this paragraph shall survive the expiration or sooner termination of the Lease.
               ii) Landlord’s Indemnity. Landlord will indemnify, defend and save Tenant, its employees, agents and contractors harmless from and against any and all actions, damages, liability and expenses in connection with the loss of life, personal injury, property damage, or loss or damage of whatever nature, to third parties caused by or resulting from, or claimed to have been caused by or to have resulted from, wholly or in part, any act, omission or negligence of Landlord or anyone claiming under Landlord (including, but without limitation, Landlord’s subtenants, concessionaires, agents, employees, servants and contractors). This indemnity, defense and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceedings brought thereon or the defense thereof including, without limitation, court costs and reasonable attorneys’ fees. In case the Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, the Landlord shall protect, indemnify, and defend with counsel reasonably acceptable to Tenant and hold Tenant harmless, and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Tenant in connection with such litigation. Tenant agrees to give Landlord timely notice of any claims for which indemnity will be sought. The obligations set forth in this paragraph shall survive the expiration or sooner termination of the Lease.
          (b) Insurance Required of Tenant. Tenant will carry and maintain, at its sole cost and expense, the following types of insurance with respect to the Leased Premises, in the amounts specified and in the form hereinafter provided for:
               i) Comprehensive General Liability Insurance. Comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence for bodily injury and property damage insuring against legal liability of the insured with respect to said Leased Premises or arising out of the maintenance, use or occupancy thereof. Said insurance shall include, but not be limited to, independent contractor liability, products and completed operations coverage, and the Broad Form Comprehensive General Liability Endorsement, including personal injury and advertising liability, contractual liability and premises medical payments.
               ii) Comprehensive Automobile Liability Insurance. Comprehensive automobile liability insurance with a limit of not less than $500,000.00 per occurrence for bodily injury and property damage for both owned and nonowned vehicles.
               iii) Commercial Umbrella Liability Insurance. Tenant shall also carry and maintain commercial umbrella liability insurance with a limit of not less than $1,000,000.00 per occurrence.
               iv) Property Insurance. “All Risk” property insurance including plate glass coverage on a replacement cost basis, with coverage equal to not less than the full replacement value of the Leased Premises and all personal property, decorations, trade fixtures, furnishings, equipment, alterations, leasehold improvements and betterments made by Tenant, and all other contents located or placed therein.
               v) Workers’ Compensation Insurance. Workers’ Compensation Insurance covering all employees of Tenant, as required by the laws of the State where the Leased Premises are located.
               vi) Policy Form. All policies of insurance provided for herein shall be issued by insurance companies with general policyholders’ rating of not less than “A” Class VI as rated in the most current available “Best’s Insurance Reports” and licensed to do business in the State of Florida and in good financial standing, and general liability and umbrella liability policies shall be issued in the names of Landlord, Tenant and other such persons or firms as Landlord specifies from time to time. Such policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and others specified in this Lease, and certificates of insurance enumerating the above coverages and naming Landlord as an additional insured shall be delivered to the Landlord within fifteen (15) days after delivery of possession of the Leased Premises to Tenant and thereafter within fifteen (15) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by the Tenant in like manner and amounts and to like extent. All certificates delivered to the Landlord must contain a provision that Tenant’s Insurer will endeavor to give thirty (30) days’ notice in writing in advance of any cancellation or lapse or any material change in coverage. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not as excess coverage to that which the Landlord may carry.
               The minimum limits of the liability policies of insurance set forth in subparagraphs 19(b)(i)-(iii) above shall be subject to reasonable increase at any time, and from time to time provided the total coverages required to be maintained by Tenant are either required by its mortgagee or are not substantially greater than the limits generally required to be maintained by tenants occupying similar space for comparable uses in the City of Jacksonville, Florida within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence of Tenant’s compliance with such demand.
               Tenant agrees, at its own expense, to comply with all rules and regulations of the Fire Insurance Rating Organization having jurisdiction of the Leased Premises and to comply with all requirements imposed by Landlord’s insurance carrier, if any. If gas is used in the Leased Premises, Tenant shall install, at its expense, both manual and automatic gas cutoff devices.
               vii) Failure of Tenant to Obtain Insurance. In the event that Tenant fails to timely procure and/or continuously maintain any insurance required by this Section 19, or fails to carry insurance required by law or governmental regulation, Landlord may (but without obligation to do so and without notice to Tenant) at any time and from time to time, and in addition to all other remedies available to Landlord, procure such insurance and pay the premiums therefor, in which event Tenant shall repay the Landlord all sums so paid by Landlord, together with interest thereon at the Default Rate, and any incidental costs or expenses incurred by Landlord in connection therewith, within fifteen (15) days following Landlord’s written demand to Tenant for such payment.
               viii) Waiver of Liability. Neither Landlord nor Tenant shall be liable to each other or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to their respective properties including, without limitation, any building, structure or other real or personal property, or any resulting loss of income, or losses under workers’ compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of the other party, its agents, employees or contractors. Tenant and Landlord shall, upon obtaining any policies of insurance, give notice to the insurance carrier or carriers that the foregoing mutual waiver is contained in this Lease.
     20. Access and Operation. Tenant shall have access to the Leased Premises at all hours of the day or night, provided however, Landlord shall have the right to adopt reasonable rules and regulations governing access to the Leased Premises after normal business hours. Tenant understands and agrees that Landlord shall have no duty to provide security services to Tenant or Tenant’s employees, agents, contractors, or invitees, the Park, Property or the Leased Premises and Tenant shall look to the public police force, independent security services or the like, for security protection. If Landlord, from time to time, provides security services, the costs of such shall be borne by the tenants of the Park as a part of Operating Costs.
     21. Default. It is mutually agreed that in the event i) Tenant shall fail to make payment of Base Rent or Additional Rent herein reserved within fifteen (15) days after written notice that same is delinquent provided notice of a payment default will not be given more than two (2) times in any given 12 month period; or ii) if Tenant shall fail to perform any of the material terms, covenants, conditions, or provisions of this Lease other than Tenant’s requirement to pay Base Rent or Additional Rent, and to cure such failure within thirty (30) days after written notice thereof from Landlord or, if the length of time necessary to cure such default is greater than ten (10) days, shall have commenced to cure and shall diligently pursue such curative action; or iii) if Tenant shall file a voluntary petition under any bankruptcy, or insolvency law; or iv) an involuntary petition shall be filed against Tenant under any bankruptcy or insolvency law and such proceeding is not dismissed within sixty (60) days of the commencement date; or v) if a receiver is appointed for Tenant’s property and such proceeding is not dismissed within sixty (60) days of the commencement date; or vi) if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Base Rent or Additional Rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or vii) if Tenant makes an assignment for benefit of creditors; then, in any of said events, default shall be deemed to occur hereunder and Landlord, at its option, may at once or at any time thereafter, proceed according to one or more of the following courses of action, to the fullest extent permitted by law:

          (a) Landlord’s Right to Cure. Landlord may, with or without terminating this Lease, immediately or at any time thereafter, reenter the Leased Premises and perform, correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of Tenant under this Lease, and Tenant shall fully reimburse and compensate Landlord on demand for all reasonable costs and expenses incurred by Landlord in such performance, correction or repairing including, without limitation, interest at the Default Rate.
          (b) Demand for Possession. Landlord may, with or without terminating this Lease, immediately or at any time thereafter, demand in writing that Tenant vacate the Leased Premises and, unless otherwise requested by Landlord, thereupon Tenant shall vacate the Leased Premises and, unless otherwise requested by Landlord, remove therefrom all property thereon belonging to or placed in the Leased Premises by, at the direction of, or with the consent of Tenant, within three (3) days of receipt by Tenant of such notice from Landlord (which notice may be given by U. S. Mail, certified mail, hand delivery, guaranteed overnight delivery service or, if Tenant is absent from the Leased Premises, by posting), whereupon Landlord shall have the right to reenter and take possession of the Leased Premises. Any such demand, reentry and taking possession of the Leased Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.
          (c) Reletting. Landlord may, with or without terminating this Lease, immediately or at any time thereafter, relet the Leased Premises or any part thereof for such term, at such rental and upon such other terms and conditions as may be commercially reasonable, and Landlord may make any alterations or repairs to the Leased Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all commercially reasonable costs of such reletting including, but not limited to, the cost of any such alterations and repairs to the Leased Premises, attorneys’ fees, and brokerage commissions; and if this Lease shall not have been terminated Tenant shall continue to pay all Base Rent and Additional Rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Leased Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the Base Rent and Additional Rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the Base Rent and Additional Rent reserved herein except that such excess, if any, shall be applied against the costs incurred by Landlord as a result of the defaults.
          (d) Termination. Landlord may immediately, or at any time thereafter, terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination. Upon such termination, Landlord shall recover from Tenant all damages Landlord has suffered or may suffer by reason of such termination including, without limitation, unamortized sums expended by Landlord for construction of tenant improvements, all arrearages in Base Rent and Additional Rent, costs, charges, and reimbursements, the cost (including court costs and reasonable attorneys’ fees) of recovering possession of the Leased Premises and the cost of any alteration of or repair to the Leased Premises which is necessary or proper to prepare the same for reletting. In addition thereto, Landlord, at its election shall have and recover from Tenant either i) an amount equal to the excess, if any, of the total amount of all Base Rent and Additional Rent to be paid by Tenant for the remainder of the term of this Lease over the then reasonable rental value of the Leased Premises for the remainder of the term of this Lease, reduced to present value, or ii) the Base Rent and Additional Rent and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of this Paragraph 21 herein if this Lease were not terminated. Such election shall be made by Landlord by serving written notice upon Tenant of its choice of one of the two immediately preceding alternative recoveries within thirty (30) days of the notice of termination by Landlord to Tenant as described in this Paragraph 21(d).
          (e) Acceleration. Landlord may, by written notice to Tenant, accelerate all sums to become due under this Lease for the remainder of the term in conjunction with the exercise of any remedy available to it in this Lease or otherwise, but only following the occurrence of a monetary default.
          If Landlord reenters the Leased Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord. No such reentry or termination shall be considered or construed by Tenant to be a forcible entry.
          (f) Attorneys’ Fees and Costs. In the event litigation arises out of or under the terms of this Lease, the prevailing party shall be entitled to collect from the nonprevailing party all costs incurred by the prevailing party including, without limitation, court costs, investigation costs and reasonable attorneys’ fees, whether same are incurred before trial, at trial or on appeal.
          (g) No Waiver by Landlord. Nothing herein contained shall be deemed to be a waiver by Landlord of its statutory lien for rent, and the remedies, rights and privileges of Landlord in the case of default of Tenant as set forth above shall not be exclusive and in addition thereto Landlord may also exercise and enforce all of its rights at law or in equity which it may otherwise have as a result of Tenant’s default hereunder. Landlord is herein specifically granted all of the rights of a secured creditor under the Uniform Commercial Code with respect to the Property in which Landlord has been granted a security interest by Tenant.
     22. Hazardous Substances.
          (a) Tenant covenants and agrees that it shall not cause or permit any Hazardous Substances (the “Hazardous Substances” as hereinafter defined) to be installed, placed, stored, held, located, released or disposed of in, on, at, or under the Leased Premises, the Property, or the Park without Landlord’s prior written consent, which consent may be unreasonably, and in Landlord’s sole discretion, withheld. Tenant further covenants and agrees to indemnify Landlord for any loss, cost, damage, liability or expense (including without limitation, attorneys’ fees and other costs of legal representation) that Landlord might ever incur because of Tenant’s failure to comply with the provisions of the immediately preceding sentence. This indemnification is to survive the expiration or other termination of this Lease.
          (b) Landlord warrants and represents that any use, storage, treatment, or transportation of Hazardous Substances which has occurred in or on the Premises before the Commencement Date will have been in compliance with all applicable federal, state and local laws, regulations, and ordinances. Landlord additionally warrants and represents that, to its knowledge, no release, leak, discharge, spill, disposal, or emission of Hazardous Substances has occurred in, on, or under the Premises and that the Premises will be free of Hazardous Substances as of the Commencement Date. Landlord further covenants and agrees to indemnify Tenant for any loss, cost, damage, liability or expense (including without limitation, attorneys’ fees and other costs of legal representation) that Tenant might ever incur because of Landlord’s failure to comply with the provisions of the immediately preceding sentence. This indemnification is to survive the expiration or other termination of this Lease.
          (c) For the purposes of this Paragraph 22, Hazardous Substances shall mean and include all those substances, elements, materials or compounds that are included in any list of hazardous or restricted substances adopted by the United States Environmental Protection Agency (the “EPA”) or any other substance, element, material or compound defined or restricted as a hazardous, toxic, radioactive or dangerous substance, material or waste by the EPA or by any other ordinance, statute, law, code, or regulation of any federal, state or local governmental entity or any agency, department or other subdivision thereof, whether now or later enacted, issued, or promulgated.
     23. Rubbish Removal. Tenant shall keep the Leased Premises clean, both inside and outside, unless such rubbish removal is provided by the Landlord, and will remove all refuse from the Leased Premises. Tenant shall not burn any materials or rubbish of any description upon the Leased Premises. Tenant agrees to keep all accumulated rubbish in covered containers and to have same removed regularly. In the event Tenant fails to keep the Leased Premises in proper condition, Landlord may cause the same to be done for and on account of Tenant and Tenant hereby agrees to pay the cost thereof, together with interest at the Default Rate and an administrative fee equal to ten per cent (10%) of the cost, on demand as Additional Rent.
     24. Waiver of Liability. Anything in this Lease to the contrary notwithstanding, Tenant agrees that, following completion of construction and delivery of the Leased Premises by the Landlord to Tenant, it shall look solely to the estate and interest of the Landlord in the property subject to prior rights of any mortgagee of the property for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord, with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

     25. Estoppel Letters. Within fifteen (15) days of the request of Landlord, any lender or prospective lender of the Property or Park, or at the request of any purchaser or prospective purchaser of the Property or Park, Tenant shall deliver an estoppel certificate, attaching a true and complete copy of this Lease, including all amendments relative thereto, and certifying with particularity, among other things, i) when the last rent was paid; ii) when the next rent is due and in what amount; iii) stating whether the Tenant has prepaid any rent and, if so, how much; iv) stating whether either the Landlord or the Tenant is in default under the Lease and, if so, summarizing such default(s); and v) stating whether Tenant or Landlord has any offsets or claims against the other party and, if so, specifying with particularity the nature and amount of such offset or claim. Landlord shall likewise deliver a similar estoppel certificate within fifteen (15) days of the request of Tenant, any lender or prospective lender of Tenant, or at the request of any assignee or prospective assignee of the Tenant.
     26. Late Charges and Default Interest. Any amount of Base Rent or Additional Rent not paid when due hereunder shall earn interest from the date of delinquency at a rate equal to the lesser of four (4) percentage points above the prime or “standard” rate of interest charged by Chase Manhattan Bank, New York, New York, or the highest rate allowed by law (the “Default Rate”).
     27. Expansion. Subject to the availability of permanent financing, during the first five years of the initial lease term and provided there are at least seven (7) years remaining in the Term of this Lease, including the time of exercise of any extension option, Tenant may one time only require Landlord to construct an addition to the Leased Premises of not less than 10,000 square feet nor more than 20,000 square feet and increase the parking by 1 space for every 200 square feet (or fraction thereof) the addition to be constructed. Tenant shall exercise the option in writing and Landlord shall cause the expansion to be completed within 270 days after such notice. The expansion shall be of substantially the same design and construction as the Leased Premises. Notwithstanding the provisions of paragraph 3 hereof granting Tenant three options to extend the term for five years each, if Tenant exercises this option to expand the Leased Premises then Tenant may either (a) exercise one or more of the five year options or (b) extend the term of the lease for the number of years necessary to increase the remaining term of the lease to seven years from the date of exercise and the periods of the renewing options in paragraph 3 shall be adjusted so that the total option periods including those exercised previously and by this provision total 15 years. For purposes hereof, permanent financing shall be deemed available if (a) such financing shall be non-recourse and shall otherwise be on commercially reasonable terms and (b) for purposes of the financing, the Tenant shall be creditworthy.
     The annual Base Rent shall, upon completion of the expansion space, be increased by an amount equal to 12.5% of the cost of construction of the expansion space and the additional parking. Landlord may select a Contractor to Construct the expansion space, including all Tenant Improvements, and shall notify Tenant of the cost of such construction. If Tenant notifies Landlord that, in Tenant’s opinion, the cost is too high, then Tenant may obtain bids from other contractors reasonably acceptable to Landlord and Landlord shall either engage the contractor with the lowest cost or may utilize any contractor it selects but the rent increase shall be based on the lowest cost estimate.
     28. Successors and Assigns. Subject to the provisions of Paragraphs 16 of this Lease, this Lease shall bind and inure to the benefit of the successors, heirs, and assigns of the parties hereto.
     29. Relationship of the Parties. Nothing herein contained shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto; it being understood and agreed that the method of computing rent, any provision contained herein, or any acts of the parties hereto shall not be deemed to create any relationship between the parties other than that of Landlord and Tenant.
     30. Entire Agreement. It is agreed between the parties that neither Landlord nor Tenant nor any of their agents have made any statements, promises or agreements, verbally or in writing, in conflict with the terms of this Lease. Any and all representations by either of the parties or their agents made during negotiations prior to the execution of this Lease and which representations are not contained in the provisions hereof shall not be binding upon either of the parties hereto. It is further agreed that this Lease contains the entire agreement between the parties, and no rights are to be conferred upon either party until this Lease has been executed by Tenant and Landlord.
     31. Construction of Language. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural. The paragraph headings and titles are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
     32. Modification. No modification, alteration or amendment to this Lease shall be binding unless in writing and executed by the parties hereto.
     33. Broker’s Commission. Tenant covenants, represents, and warrants that Tenant has had no dealings or negotiations with any Broker or Agent other than CB Commercial Real Estate Group, Inc. in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses (including reasonable attorneys’ fees before trial, at trial, and on appeal) or liability for any compensation, commissions, or charges claimed through Tenant by any broker or agent, other than the Broker set forth in this Paragraph 33 with respect to this Lease or the negotiation thereof. Landlord agrees to pay, hold harmless and indemnify Tenant from and against all costs, expenses (including reasonable attorneys’ fees before trial, at trial, and on appeal) or liability for any compensation, commissions, or charges claimed through Landlord by any broker or agent with respect to this Lease or the negotiation thereof.
     34. Provisions Severable. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
     35. No Recording. This Lease shall not be recorded in the public records by either party hereto but upon delivery of the Leased Premises to Tenant each party shall promptly complete and execute the Memorandum attached hereto as Exhibit D and either party may cause the same to be recorded.
     36. Law and Venue. This Lease shall be enforced in accordance with the laws of the State of Florida. The agreed upon venue is Jacksonville, Duval County, Florida.
     37. Execution; Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts. No modification or amendment of this Lease shall be binding upon the parties unless such modification or amendment is in writing and signed by Landlord and Tenant.
     38. Authority. Each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and validly existing corporation, that Tenant is qualified to do business in the State of Florida, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.
     39. Force Majeure. If Landlord or Tenant shall be delayed in, hindered in or prevented from the performance of any act required hereunder (other than performance requiring the payment of a sum of money) by reason of strikes, lockouts by the general contractor or a major subcontractor, failure of power, inability to procure tenant specified materials, acts of God, prohibitive governmental laws, regulations or actions, riots, insurrection, the act, failure to act or default of the other party, or war, then the performance of such act shall be excused for the period of the delay and the period for the performance of any such act as required herein shall be extended for a period equivalent to the period of such delay.
     40. State Required Disclosure. The following disclosure is required to be made by the laws of the State of Florida:
     RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     IN WITNESS WHEREOF, Tenant and Landlord have caused this Lease to be duly executed as of the date of this Lease, by their respective officers or parts thereunto duly authorized.

LANDLORD:

Signed, sealed and delivered	HGL PROPERTIES L.P., LTD,
in the presence of:	a Florida limited partnership

/s/ Molly Brito	By:	/s/ William W. Stout
William W. Stout
[Print or Type Name]
Its: Vice President
/s/ Katherine P. Bryant
TENANT:

ALLIANCE MORTGAGE COMPANY,
a Florida corporation

/s/ Molly Brito	By:	/s/ Gary A. Meeks
Gary A. Meeks
[Print or Type Name]
/s/ Katherine P. Bryant		Its: Chairman

A PART OF THE FRANCIS RICHARD GRANT, SECTION 56, TOWNSHIP 3 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: FOR A POINT OF BEGINNING, COMMENCE AT THE INTERSECTION OF THE EASTERLY RIGHT OF WAY LINE OF FINANCIAL WAY (AN 80 FOOT RIGHT OF WAY AS NOW ESTABLISHED) WITH THE SOUTHERLY LINE OF THOSE LANDS DESCRIBED IN DEED BOOK 503, PAGE 386 OF THE CURRENT PUBLIC RECORDS OF SAID COUNTY, SAID INTERSECTION ALSO BEING THE NORTHWEST CORNER OF THOSE LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6485, PAGE 1641 OF SAID PUBLIC RECORDS; THENCE NORTH 88'48'59" EAST, ALONG SAID SOUTHERLY LINE OF THOSE LANDS DESCRIBED IN DEED BOOK 503, PAGE 386 (THE SAME BEING THE NORTHERLY LINE OF SAID LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6485, PAGE 1641), A DISTANCE OF 465.75 FEET; THENCE SOUTH 01'11'01" EAST, A DISTANCE OF 515.00 FEET; THENCE SOUTH 88'48'59" WEST, A DISTANCE OF 524.02 FEET TO SAID EASTERLY RIGHT OF WAY LINE OF FINANCIAL WAY; THENCE NORTHERLY ALONG SAID EASTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF A CURVE CONCAVE EASTERLY AND HAVING A RADIUS OF 910.00 FEET, A DISTANCE OF 170.39 FEET, MAKING A CENTRAL ANGLE OF 10'43'41" AND HAVING A CHORD BEARING OF NORTH 07'12'02" EAST AND A CHORD DISTANCE OF 170.14 FEET TO A POINT OF REVERSE CURVATURE WITH A CURVE CONCAVE WESTERLY AND HAVING A RADIUS OF 1140.00 FEET; THENCE CONTINUE ALONG SAID EASTERLY RIGHT OF WAY LINE, NORTHERLY ALONG THE ARC OF LAST SAID CURVE, A DISTANCE OF 262.24 FEET, MAKING A CENTRAL ANGLE OF 13'10'48" AND HAVING A CHORD BEARING OF NORTH 05'58'29" EAST AND A CHORD DISTANCE OF 261.66 FEET TO THE POINT OF TANGENCY OF SAID CURVE; THENCE CONTINUE ALONG SAID EASTERLY RIGHT OF WAY LINE, NORTH 00'35'55" WEST, A DISTANCE OF 87.06 FEET TO THE POINT OF BEGINNING. CONTAINING 251,212 SQUARE FEET OR 5.77 ACRES, MORE OR LESS.
EXHIBIT B

EXHIBIT C
ALLIANCE
HGL PROPERTIES LP., LTD.
CYPRESS POINT PHASE I
JACKSONVILLE, FLORIDA
APRIL 24, 1998
CRITICAL EVENTS SCHEDULE

		START	COMPLETE	RESPONSIBLE PARTY
1.	Tenant Space Planning Requirements	On-going	completed	Alliance
2.	Conceptual Plan	05/11/98	05/15/98	Stellar
3.	Alliance Review / Comment	05/18/98	05/22/98	Alliance
4.	Revised Plan I	05/25/98	05/29/98	Stellar
5.	Alliance Review / Comment	06/01/98	06/05/98	Alliance
	Revised Plan II	06/08/98	06/12/98	Stellar
7.	Alliance Review / Comment	06/15/98	06/19/98	Alliance
8.	Revised Plan III	06/22/98	06/30/98	Stellar
9.	Final Layout Approval	07/01/98	07/10/98	Alliance
10.	Tenant Improvement Construction Documents	07/13/98	09/14/98	Stellar
11.	Permit Drawings	07/13/98	09/01/98	Stellar
12.	Permit TI Documents	09/01/98	09/14/98	Holtsinger Construction
13.	Tenant Improvements	09/15/98	01/01/99	Holtsinger Construction
14.	Data & Communications Cable	10/05/98	11/03/98	Alliance
15.	Apply for Temporary C.O.	12/21/98	12/28/98	Holtsinger Construction
16.	Receive Temporary C.O.		12/30/98	Holtsinger Construction
17.	Start Tenant Move-in		01/01/99	Alliance
18.	Final Certificate of Occupancy		02/01/99	All

ADDENDUM I
BASE RENT SCHEDULE

		Est Leased
	Monthly	Premises	Est Park	Est Total
Date	Base Rent	Op Costs	Op Costs	(Incl Taxes)
2/15/99 - 1/31/00	$46,641.67	$8,216.67	$483.33	$58,938.88
2/1/00 - 1/31/01	47,341.29	8,463.17	497.83	59,961.94
2/1/01 - 1/31/02	48,051.41	8,717.07	512.76	61,004.52
2/1/02 - 1/31/03	48,772.18	8,978.58	528.15	62,067.03
2/1/01 - 1/31/04	49,503.76	9,247.93	543.99	63,149.91
2/1/05 - 1/31/05	50,246.32	9,525.37	560.31	64,253.58
2/1/06 - 1/31/06	51,000.02	9,811.13	577.12	65,378.51

ADDENDUM II
1999 Estimated CAM

1. REAL ESTATE TAXES	$1.25	psf
2. INSURANCE	ALLIANCE
3. LANDSCAPE MAINT	”
4. GENERAL MAINT	”
5. CYPRESS PLAZA CAM	$.05
6. CYPRESS POINT CAM	$.05
7. MANAGEMENT	$.45

	$1.80
SALES TAX $.065	$0.12

	$1.92	psf/yr
ITEMS 3&4 WILL BE MANAGED BY HGL, WITH ALLIANCE PAYING COST DIRECTLY.

EXHIBIT E
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
     THIS AGREEMENT is made as of the day of                            , 199        , by and between [LENDER] (the “Lender”), and ALLIANCE MORTGAGE COMPANY, a                               (the “Tenant”).
RECITATIONS OF FACT
     A. The Tenant is tenant under a Lease Agreement dated                      (the “ Lease”) between the Tenant and HGL Properties, Inc. (the “Landlord”) pursuant to which the Tenant has leased the premises described on Exhibit A (the “Leased Premises”) to become effective when and as provided therein.
     B. The Lender is the holder of a mortgage lien on the Leased Premises pursuant to that certain Mortgage and Security Agreement dated                                         , recorded in Official Records Volume   , page   , of the public records of Duval County, Florida, and securing a Promissory Note in the original principle amount of $                                        , as it may have been or may hereafter be modified, renewed or extended, (called the “Mortgage”), encumbering the Leased Premises and other real and personal property as provided in the Mortgage (the “Mortgaged Property”).
     C. The parties wish to provide for the subordination of the Lease to the Mortgage, for the attornment of the Tenant and for the nondisturbance of the Tenant, all as set forth herein.
AGREEMENT
     IN CONSIDERATION OF the mutual agreements contained herein and other good and valuable consideration, the parties agree as follows:
     1. Subordination. The Lease, and all modifications and renewals thereof, and the Tenant’s rights thereunder are expressly made, are and shall continue to be subject and subordinate to the Mortgage in all respects, and to all renewals, modifications and extensions thereof.
     2. Attornment. The Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Leased Premises by deed in lieu of foreclosure, any receiver of the Leased Premises, and the successors and assigns of such purchaser, transferee or receiver, and any other successor in title to the Landlord, as Landlord under the terms of the Lease.
     3. Non-Disturbance. In the event of any proceeding to foreclose the Mortgage, or in the event of any earlier proceeding involving the Mortgage, the Lender agrees, unless required by law, not to join the Tenant in such proceedings and agrees that it will not otherwise disturb the possession and other rights of the Tenant under the Lease, except in the event of a default by the Tenant under the Lease as provided in the Lease, and expiration of any applicable grace or cure period. Any purchaser of the Landlord’s interest upon foreclosure, deed in lieu of foreclosure or earlier disposition of the Leased Premises shall take such interest subject to the Lease.
     4.  Limitation of Liability. In the event that Lender shall succeed to the interest of Landlord under the Lease, Lender shall not be:
          (a) liable for any act or omission of any prior landlord (including Landlord);
          (b) liable for the return of any security deposit not delivered to Lender and identified as such;
          (c) subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord);
          (d) bound by any rent or Additional Rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord), except as expressly provided in the Lease; or
          (e) bound by any amendment or modification of the Lease made without Lender’s written consent.
     5. Tenant’s Consent to Assignment: Notice of Defaults.
          (a) Tenant has notice that the Lease and all rent and all other sums due thereunder have been or may be assigned to Lender as security for the Loan secured by the Mortgage. Tenant consents to the above assignments and agrees that in the event that Lender notifies Tenant of an Event of Default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice.
          (b) Tenant agrees to send a copy of any notice of default or termination under the Lease to Lender at the same time such notice or statement is sent to Landlord.
          (c) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction. Tenant will not exercise any such right: (i) until it has given written notice of such act or omission to Lender; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Lender.
     6. Notices. Notices hereunder shall be delivered by certified or registered mail,

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return receipt requested, prepaid, to the address set forth below, or such other address as a party hereto shall specify to the other parties in writing.
     7. Miscellaneous. This Agreement shall be governed by the laws of the State of Florida and shall benefit and bind the parties hereto and their successors and assigns, including successors in title.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

Signed, sealed and delivered in the presence of:	[LENDER]

By:
(Print Name)		(Print Name) Its:

Address:
(Print Name)

(“Lender”)
STATE OF FLORIDA
COUNTY OF DUVAL
     The foregoing instrument was acknowledged before me this          day of                     , 1998, by                                        , the                                           of                                                                                   a national banking association, on behalf of the association. Such person did not take an oath and: (notary must check applicable box)
☐	is/are personally known to me.

☐	produced a current Florida driver’s license as identification.

☐	produced as identification.

{Notary Seal must be affixed}

Signature of Notary

Name of Notary

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SECOND AMENDMENT TO LEASE
(CYPRESS POINT BUSINESS PARK)
(8100 Nations Way)
     THIS SECOND AMENDMENT TO LEASE is entered into this 30 day of September, 2003, by and between HGL PROPERTIES L.P., LTD., a Florida limited partnership (“Landlord”), and ALLIANCE MORTGAGE COMPANY, a Florida corporation (“Tenant”). All terms not otherwise defined herein shall have the meaning assigned to them in the “Lease” (defined below).
W I T N E S S E T H
     WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated May 14, 1998, as amended by Amendment to Lease dated April 14, 1999 (collectively, the “Lease”), for the premises described therein and located at 8100 Nations Way, Jacksonville, Florida 32256 (the “Leased Premises”); and
     WHEREAS, affiliates of Landlord and Tenant have this date entered into a lease for space to be constructed at 8200 Nations Way (the “8200 Lease”) and, as an inducement to enter into the 8200 Lease, Landlord and Tenant have agreed to amend this Lease to extend the term upon the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
     1. The recitals set forth above are hereby incorporated herein as if again set forth in their entirety.
     2. Effective the date hereof, Landlord and Tenant agree that the Lease is hereby amended as follows:
     (a) Tenant hereby exercises the first renewal term to extend the Lease as provided therein so as to make the expiration of the term of the Lease coterminous with the later to occur of June 31, 2011 or the expiration of the initial term of the 8200 Lease. Base Monthly Rent shall be as set forth on Exhibit A attached hereto and made a part hereof. Landlord grants to Tenant two (2) options to renew the Lease for an additional five (5) year term on the terms set forth on Exhibit A. All other options to renew, if any, contained in the Lease are hereby terminated. Further, Tenant’s expansion option set forth in Paragraph 27 of the Lease is hereby terminated.
     (b) Upon the date that rent commences under the 8200 Lease, Landlord will pay to Tenant the $175,000.00 improvement allowance described in paragraph 3 of said lease.
     (c) Landlord agrees, at its sole cost and expense, to construct the additional parking spaces depicted on Exhibit B attached hereto at a mutually agreeable time but in no event later than

December 31, 2003.
     3. Except as specifically modified and amended herein, all of the terms, provisions, covenants, and conditions of the Lease shall remain unmodified and in full force and effect as written.
     4. This Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     5. To the extent the provisions of the Lease and this Second Amendment are inconsistent, the provisions of this Second Amendment shall supersede and control.
(remainder of page left blank)

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease as of the day and year first above written.

Signed, sealed and delivered in the presence of:	HGL PROPERTIES L.P., LTD. a Florida limited partnership

/s/ E. Michael Holtsinger (Print Name) E. Michael Holtsinger	By:	HGL PROPERTIES G.P., INC. a Florida corporation, general partner

	By:	/s/ William W. Stout

William W. Stout
Its Vice President

/s/ Mark A. Reinsch (Print Name) Mark A. Reinsch		(Corporate Seal)
“LANDLORD”

ALLIANCE MORTGAGE COMPANY, a Florida corporation

/s/ Molly Brito	By:	/s/ Gary A. Meeks

(Print Name) Molly Brito		(Print Name) Gary A. Meeks Its President

/s/ Patti Crosby
(Print Name) Patti Crosby	(Corporate Seal) “TENANT”

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EXHIBIT A
I. Base Rent Schedule
Alliance Mortgage Company Lease on 8100 Nations Way
The Monthly Base Rent is as follows:

Date	Base Monthly Rent (not including sales tax)
01-01-03 to 12-31-03	51,571.67
01-01-04 to 12-31-04	52,345.00
01-01-05 to 12-31-05	53,118.34
01-01-06 to 12-31-06	53,118.34
01-01-07 to 12-31-07	53,118.34
01-01-08 to 12-31-08	54,180.71
01-01-09 to 12-31-09	55,806.13
01-01-10 to 12-31-10	57,480.31
01-01-11 to 06-30-11 (est.)	59,204.72
II. Options to Renew.
     Landlord hereby grants to Tenant two (2) options to renew this Lease for an additional five (5) year term each following the expiration of the immediately preceding term provided Tenant is not then in default under this Lease and Tenant gives written notice to Landlord not less than one hundred twenty (120) days prior to the expiration of the extended term of this Lease. Monthly Base Rent shall be increased for the first year of the renewal term by one and one-half per cent (1.5%) over the Monthly Base Rent charged (not including abatements in rent for reason other than a permanent taking by way of condemnation or deed in lieu thereof) in the final year of the original Term of this Lease. Monthly Base Rent shall increase for each of the second through fifth years of the renewal by one and one-half per cent (1.5%) over the immediately preceding lease year. All other terms and conditions of this Lease will remain in full force and effect during the renewal term other than the requirement that Landlord provide Leasehold Improvements to the Premises as of the Commencement Date.

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EXHIBIT B
(Additional Parking Spaces Sketch)

FINANCIAL WAY - 80' R/W
NATIONS WAY - 80' R/W
26 SPACES
EXISTING BUILDING
FIN. FLR. 24.50
ASPHALT AUTO PAVEMENT
ASPHALT AUTO PAVEMENT
LEGAL DESCRIPTION
SCALE 1" = 30'

SITE GEOMETRY PLAN

CYPRESS POINT BUSINESS PARK
H.G.L. OFFICE BUILDING
JACKSONVILLE, FLORIDA

THE STELLAR GROUP

C-1

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AMENDMENT TO LEASE
(ALLIANCE BUILDING)
     THIS AMENDMENT TO LEASE is entered into as of the 14th day of April, 1999, by and between HGL PROPERTIES L.P., LTD., a Florida limited partnership (“Landlord”), whose mailing address is 6602 Executive Park Court North, Suite 207, Jacksonville, Florida 32216 and ALLIANCE MORTGAGE COMPANY, a Florida corporation (“Tenant”), whose mailing address is 8100 Nations Way, Jacksonville, Florida 32256. All terms not otherwise defined herein shall have the meaning assigned to them in the “Lease” (defined below).
W I T N E S S E T H
     WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated May 14, 1998 (the “Lease”), for the premises described therein (the “Leased Premises”) ; and
     WHEREAS, Landlord and Tenant have agreed to amend the Lease to reflect the Commencement Date thereof and to restate the rent to be charged under the Lease during the term thereof, all upon the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
     1. The recitals set forth above are hereby incorporated herein as if again set forth in their entirety.
     2. Effective the date hereof, Landlord and Tenant agree that the Lease is amended as follows:
(a) The Commencement Date of the Lease is March 1, 1999, and the expiration of the original term is February 29, 2006.
(b) Base Rent shall be payable as set forth on Exhibit A attached hereto, and Operating costs for the 1999 partial lease year are estimated to be as set forth on Exhibit B attached hereto.
(c) Base Rent during the first renewal term shall be payable as set forth on Exhibit A attached hereto.
(d) Unless otherwise stated to the contrary, the charges specified above do not include applicable taxes.

     3. Except as specifically modified and amended herein, all of the terms, provisions, covenants, and conditions of the Lease shall remain unmodified and in full force and effect as written.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to Lease as of the day and year first above written.

Signed, sealed and delivered in the presence of:	HGL PROPERTIES L.P., LTD., a Florida limited partnership

/s/ E. Michael Holtsinger	By:		HGL PROPERTIES G.P., INC.,
(Print Name) E. Michael Holtsinger			a Florida corporation

/s/ Mark A. Reinsch		By:	/s/ William W. Stout
(Print Name) Mark A. Reinsch			William W. Stout Vice President

(Corporate Seal)

“LANDLORD”

ALLIANCE MORTGAGE COMPANY, a Florida corporation

/s/ Katherine P. Bryant	By:		/s/ Gary A. Meeks
(Print Name) Katherine P. Bryant			Gary A. Meeks
Chairman

/s/ Molly O. Brito
(Print Name) Molly O. Brito

(Corporate Seal)

“TENANT”

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EXHIBIT A

		ANNUAL	# OF
ORIGINAL TERM	COST PER S.F.	INCREASE	MONTHS	MONTHLY RENTAL
3/1/99-12/31/99	$10.05	1.50%	10	$48,575.00
1/1/00-12/31/00	10.20	1.50%	12	49,300.00
1/1/01-12/31/01	10.35	1.50%	12	50,025.00
1/1/02-12/31/02	10.51	1.50%	12	50,798.34
1/1/03-12/31/03	10.67	1.50%	12	51,571.67
1/1/04-12/31/04	10.83	1.50%	12	52,345.00
1/1/05-12/31/05	10.99	1.50%	12	53,118.34
1/1/06-2/29/06	10.99	1.50%	2	53,118.34

FIRST RENEWAL

3/1/06-12/31/06	10.99	0.00%	10	53,118.34
1/1/07-12/31/07	10.99	0.00%	12	53,118.34
1/1/08-12/31/08	11.21	2.00%	12	54,181.67
1/1/09-12/31/09	11.55	3.00%	12	55,825.00
1/1/10-2/28/11	11.90	3.00%	14	57,516.67

EXHIBIT B
Estimated Per Square Foot Operating Costs
(3/1/99 — 12/31/99)

1.	Real Estate Taxes	$.50
2.	Insurance	*
3.	Landscape Maintenance	*
4.	General Maintenance	*
5.	Cypress Plaza CAM	.10
6.	Cypress Point CAM	.10
7.	Management	.45

		$1.15

	Sales Tax @ $.065	.08

		$1.23	per square foot for 10 months or $5,945.00 per month

*	Items 2, 3 & 4 will be managed by HGL with Alliance paying the cost thereof directly to the provider.